UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 26, 2008 (November 26, 2008)
King Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Tennessee	001-15875	54-1684963
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

501 Fifth Street
Bristol, Tennessee		37620
(Address of principal		(Zip Code)
executive offices)
Registrant’s telephone number, including area code: (423) 989-8000
N/A

Former name or former address if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
As previously announced, King Pharmaceuticals, Inc. (“King”) has entered into an amended and restated commitment letter (the “Commitment Letter”), pursuant to which Credit Suisse, Credit Suisse Securities (USA) LLC, Wachovia Bank, National Association, and Wachovia Capital Markets, LLC have committed to provide financing in connection with King’s pending acquisition of Alpharma Inc. The Commitment Letter provides for a commitment by the lenders to provide debt financing of up to $775 million under senior secured credit facilities.
King is also exploring, however, an alternative financing arrangement. This arrangement, if undertaken, could provide more favorable terms to King than the financing contemplated by the Commitment Letter. The alternative financing structure being considered would use King’s existing revolving credit facility on amended terms, to provide up to $475 million in revolving loans, together with a new term facility in an aggregate principal amount of up to $300 million. King would expect that any such revolving facility and term facility would be fully secured by King’s assets.
No alternative financing arrangements have yet been agreed to, and there is no assurance any will be entered into. Unless and until an alternative financing arrangement is entered into, King intends to proceed with the financing contemplated by the Commitment Letter.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KING PHARMACEUTICALS, INC.
By:	/s/ Joseph Squicciarino
	Name:	Joseph Squicciarino
	Title:	Chief Financial Officer
Date: November 26, 2008